Exhibit 21

SUBSIDIARIES OF GARDNER DENVER, INC.

Gardner Denver’s principal subsidiaries as of December 31, 2011 are listed below. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

LEGAL NAME	JURISDICTION OF INCORPORATION
CompAir (Australasia) Ltd.	Australia
Gardner Denver Nash Australia Pty. Ltd	Australia
Gardner Denver Industries Australia Pty Ltd.	Australia
CompAir GmbH	Austria
Gardner Denver Austria GmbH	Austria
Emco Wheaton GmbH Austria Branch	Austria
Gardner Denver Intl. Ltd., Mid East Regl Rep Office	Bahrain
Gardner Denver Belgium NV	Belgium
VV Gardner Denver International Branch	Belgium
CompAir NV	Belgium
GD Belgium Finance BVBA	Belgium
Robuschi Benelux BV	Belgium
Belliss & Morcom Brasil Ltda.	Brazil
Gardner Denver Brasil Comercio Ltda.	Brazil
Gardner Denver do Brasil Industria e Comercio de Bombas Ltda.	Brazil
Gardner Denver Nash Brasil Industria E Comercio de Bombas Ltda.	Brazil
Robuschi do Brasil Ltd.	Brazil
Emco Wheaton Corp.	Canada
CompAir International Trading (Shanghai) Co. Ltd.	China
Gardner Denver Machinery (Shanghai) Co. Ltd.	China
Gardner Denver Nash Machinery Ltd.	China
Gardner Denver Thomas Pneumatic Systems (Wuxi) Co., Ltd.	China
Gardner Denver Trading (Shanghai) Co. Ltd.	China
ILMVAC Trading (Shanghai) Co. Ltd.	China
Shanghai CompAir Compressors Co. Ltd.*	China
Shanghai CompAir-Dalong High Pressure Equipment Co. Ltd.*	China
Robuschi Fluid Tech (Shanghai) Co. Ltd.	China
Gardner Denver CZ + SK, s.r.o.	Czech Republic
Gardner Denver Denmark A/S	Denmark
Robuschi Denmark AS	Denmark
Gardner Denver Oy	Finland
GD Investment KY	Finland
Tamrotor Kompressorit OY (51%)	Finland
Gardner Denver France SAS	France
Gardner Denver Industries SA	France
Robuschi France SARL	France
Gardner Denver Bad Neustadt Real Estate GmbH & Co KG	Germany
Emco Wheaton GmbH	Germany
Gardner Denver Deutschland GmbH	Germany
Gardner Denver Holdings GmbH & Co. KG	Germany
Gardner Denver Schopfheim GmbH	Germany
Gardner Denver Thomas GmbH	Germany
TIWR Holdings GmbH	Germany
Gardner Denver Holdings Verwaltungs GmbH	Germany
Gardner Denver Kirchhain Real Estate GmbH & Go KG	Germany
Gardner Denver Schopfheim Real Estate GmbH & Co KG	Germany

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LEGAL NAME	JURISDICTION OF INCORPORATION
ILMVAC GmbH	Germany
TIWR Real Estate GmbH & Co KG	Germany
Robuschi Germany GmbH	Germany
GD Finance Inc. & Co. KG	Germany
Gardner Denver Hong Kong Ltd.	Hong Kong
Gardner Denver Engineered Products India Pte Ltd.	India
Gardner Denver S.r.l.	Italy
Gardner Denver Italia Srl	Italy
GD Italy Holdings Srl	Italy
Robuschi SpA	Italy
Gieffe Systems Srl	Italy
Gardner Denver Japan Ltd.	Japan
Gardner Denver Nederland BV	Netherlands
GD Industrial Products Malaysia Sdn	Malaysia
TIWR Netherlands Holdings C.V.	Netherlands
GD International Holdings C.V,	Netherlands
GD International Finance C.V.	Netherlands
Gardner Denver New Zealand Ltd.	New Zealand
Emco Wheaton GmbH Polska Branch	Poland
CompAir Polska Sp z.o.o.	Poland
Emco Wheaton GmbH Moscow Branch	Russia
Gardner Denver d.o.o.	Serbia
CompAir Far East Pte Ltd.	Singapore
Gardner Denver Nash Singapore Pte Ltd.	Singapore
Gardner Denver Slovakia s.r.o.	Slovakia
CompAir South Africa (Pty) Ltd.	South Africa
Gardner Denver Ltd. S. Africa Branch	South Africa
Hankook CompAir Co., Ltd.	South Korea
CompAir Korea Ltd.	South Korea
Gardner Denver Korea Ltd.	South Korea
Gardner Denver Iberica, SL	Spain
Gardner Denver Sweden AB	Sweden
Todo AB	Sweden
Gardner Denver Schweiz AG	Switzerland
Gardner Denver Taiwan Ltd.	Taiwan
CompAir Southern California Inc.	U.S. - California
Best Aire, LLC	U.S. - Delaware
Gardner Denver Finance LLC	U.S. - Delaware
Gardner Denver International, Inc.	U.S. - Delaware
Gardner Denver Nash LLC	U.S. - Delaware
Gardner Denver Oberdorfer Pumps, Inc.	U.S. - Delaware
Gardner Denver Thomas, Inc.	U.S. - Delaware
Thomas Industries Inc.	U.S. - Delaware
Gardner Denver Holdings Inc.	U.S. - Delaware
LeRoi International Inc.	U.S. - Delaware
Air-Relief, Inc.	U.S. - Kentucky
TCM Investments, Inc.	U.S. - Oklahoma
Emco Wheaton USA, Inc.	U.S. - Texas
Gardner Denver Water Jetting Systems, Inc.	U.S. - Texas
Robuschi USA Inc.	U.S. - Delaware

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LEGAL NAME	JURISDICTION OF INCORPORATION
Gardner Denver FZE Ltd.	UAE
CompAir Acquisition Ltd.	United Kingdom
CompAir Acquisition (No. 2) Ltd.	United Kingdom
CompAir Broom Wade Ltd.	United Kingdom
CompAir Finance Ltd.	United Kingdom
CompAir Holdings Ltd.	United Kingdom
CompAir Ltd.	United Kingdom
CompAir Hydrovane Ltd.	United Kingdom
Powered Access Platforms Ltd.	United Kingdom
Emco Wheaton UK Ltd.	United Kingdom
Gardner Denver Group Services Ltd.	United Kingdom
Gardner Denver Holdings Ltd.	United Kingdom
Gardner Denver Industries Ltd.	United Kingdom
Gardner Denver International Ltd.	United Kingdom
Gardner Denver Ltd.	United Kingdom
GD First (UK) Ltd.	United Kingdom
Shanghai Compressors and Blowers Ltd.	United Kingdom
ILMVAC (UK) Ltd.	United Kingdom
TIWR UK Limited	United Kingdom
Gardner Denver Drum Ltd.	United Kingdom
Webster Drives Ltd.	United Kingdom
Gardner Denver Nash UK Ltd.	United Kingdom
Gardner Denver UK Ltd.	United Kingdom
Gardner Denver Alton Ltd.	United Kingdom
CompAir Holman Ltd.	United Kingdom
Pressure Systems Industries Ltd.	United Kingdom
Marshall Branson Ltd.	United Kingdom
CompAir UK Ltd.	United Kingdom
GD Aria Holdings Ltd.	United Kingdom
GD Aria Investments Ltd.	United Kingdom

*	Joint Venture

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